EXHIBIT 99.2
                               AUTHORIZATION FORM

                                                                    EXHIBIT 99.2

                                     (FRONT)


Fidelity D & D Bancorp, Inc.
Dividend Reinvestment Plan
Authorization Form

[insert name and address]

                                  Please sign the authorization
                                  located on the reverse side of this
                                  form and complete the information
                                  below only if it has changed.


                                  Name 1: ______________________________________

                                  Name 2: ______________________________________

                                  Street Address: ______________________________

                                  City/State/Zip Code: _________________________

                                  Home Telephone Number:  ______________________

                                  Business Telephone Number: ___________________

                                     (BACK)

                            NOTE: This Is Not A Proxy

          Completion and return of this Authorization Form authorizes your enrollment in the Fidelity D & D Bancorp, Inc. 2000 Dividend Reinvestment Plan.

          Do not return this form unless you wish to participate in the Plan.
 _
|_| Full Common Stock Dividend Reinvestment - If you check this option, you authorize the purchase of additional shares of common stock with the cash dividends on all shares of common stock currently or subsequently registered in your name, as well as on the shares of common stock credited to your Plan Account.
 _
|_| Partial Dividend Reinvestment - If you check this option, you authorize the purchase of additional shares of common stock with the cash dividends on _______ shares of Fidelity D & D Bancorp, Inc. common stock held by you in certificate form and to apply these dividends to the purchase of Fidelity D & D Bancorp, Inc. common stock. You must enroll a minimum of 50 shares of Fidelity D & D Bancorp, Inc. common stock to participate in the plan under this provision.

          By signing this Authorization Form, you agree to the following statement: I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment Plan as described in the Plan Prospectus that accompanied this Authorization Form and that I may revoke this authorization at any time by notifying The Fidelity Deposit and Discount Bank, in writing, of my desire to terminate my participation. I appoint The Fidelity Deposit and Discount Bank, or any other corporation or bank that may succeed it under the Plan as Plan Administrator, as my agent to act in accordance with and subject to the terms and conditions of the Plan.

          Please return this Authorization Form in the envelope provided to:

                                         THE FIDELITY DEPOSIT AND DISCOUNT BANK
                                         ATTN: DIVIDEND REINVESTMENT PLAN
                                         BLAKELY AND DRINKER STREETS
                                         DUNMORE, PENNSYLVANIA 18512

          Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.

          Shareholder X______________________________              Date_________

          Shareholder X______________________________              Date_________

          Social Security Number or Taxpayer Identification Number must be entered:

          Name: __________________________           SSN/TIN: __________________

          Name: __________________________           SSN/TIN: __________________